Exhibit 99.1

For Immediate Release

ARMORED AUTOGROUP ANNOUNCES CONFERENCE CALL TO REVIEW THE COMPANY’S FINANCIAL RESULTS FOR THE QUARTER ENDED MARCH 31, 2014

Danbury, Conn., May 7, 2014 — Armored AutoGroup Inc. will hold a conference call to discuss the Company’s financial results for the quarter ended March 31, 2014 on Monday,  May 12, 2014 at 11:00 a.m. Eastern Time. Investors interested in participating should dial 855-664-2700 with conference ID 42726357 or email ir@armoredautogroup.com for additional information.

A replay of the conference call will also be available through June 12, 2014 by dialing 855-859-2056.

ABOUT ARMORED AUTOGROUP

Armored AutoGroup Inc., headquartered in Danbury, CT, is primarily comprised of the Armor All® and STP® brands. The current product line of Armor All protectants, wipes, tire and wheel care products, glass cleaners, leather care products, air fresheners and washes is designed to clean, shine, refresh and protect interior and exterior automobile surfaces. The offering of STP oil and fuel additives, functional fluids and automotive appearance products has a broad customer base ranging from professional racers to car enthusiasts and ‘‘Do-it-Yourselfers’’. The Company has a diversified geographic footprint with direct operations in the United States, Canada, Australia, Mexico, China and the U.K. and distributor relationships in approximately 50 countries.  For more information, please visit www.armorall.com and www.stp.com.